As filed with the Securities and Exchange Commission on July 25, 1996
                                             Registration No. 333-

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549
                        ______________________

                               FORM S-8
                        REGISTRATION STATEMENT
                                 UNDER
                      THE SECURITIES ACT OF 1933
                        ______________________

                ADVANCED TECHNOLOGY LABORATORIES, INC.
        (Exact name of Registrant as specified in its charter)

            Washington                         91-1353386
 (State or other jurisdiction of    (I.R.S. Employer Identification
  incorporation or organization)                  No.)

                     22100 Bothell Everett Highway
                             P.O. Box 3003
                        Bothell, WA 98041-3003
     (Address of principal executive offices, including zip code)


         AMENDED 1992 NONOFFICER EMPLOYEE STOCK OPTION PLAN


       AMENDED 1992 OPTION, STOCK APPRECIATION RIGHT, RESTRICTED
            STOCK, STOCK GRANT AND PERFORMANCE UNIT PLAN


            AMENDED NONEMPLOYEE DIRECTOR STOCK OPTION PLAN


     AMENDED AND RESTATED INCENTIVE SAVINGS AND STOCK OWNERSHIP PLAN
                       (Full title of the plan)


                         W. BRINTON YORKS, Jr.
             Vice President, General Counsel and Secretary
                ADVANCED TECHNOLOGY LABORATORIES, INC.
                     22100 Bothell-Everett Highway
                             P.O. Box 3003
                        Bothell, WA 98041-3003
                            (206) 487-7000
     (Name, address and telephone number, including area code, of agent for service)

                          __________________


                    CALCULATION OF REGISTRATION FEE

  Title of                  Proposed        Proposed
 Securities                  Maximum        Maximum        Amount
   to Be      Number to     Offering        Aggregate        of
 Registered       be        Price Per       Offering      Registra-
 Registered   Registered     Share(1)        Price(1)     tion Fee
 ----------   ----------    ---------       ---------     --------
Common        1,025,000(2)   $33.0625      $33,889,062    $11,685.88
Stock, par
value $.01
per Share

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The price per share is estimated to be $33.0625 based on the average of the high and low prices for the Common Stock in the over-the-counter market on July 23, 1996 as reported on the Nasdaq National Market.

(2) Of this number, 70,000 are being registered for issuance pursuant to the Amended 1992 Nonofficer Employee Stock Option Plan, 550,000 are being registered for issuance pursuant to the Amended 1992 Option, Stock Appreciation Right, Restricted Stock, Stock Grant And Performance Unit Plan, 55,000 are being registered for issuance pursuant to the Amended Nonemployee Director Stock Option Plan and 350,000 are being registered for issuance pursuant to the Amended and Restated Incentive Savings and Stock Ownership Plan. In addition to this number of shares, an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to such plans as the result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Registrant.


                      Exhibit Index is on page 6

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            REGISTRATION OF ADDITIONAL SECURITIES

     Pursuant to General Instruction E, this registration statement on Form S-8 is filed by Advanced Technology Laboratories, Inc. (the "Registrant") to register additional securities under the Plans described in Registration Statement Nos. 33-38217, 33-47967, 33-54757, 33-59914, 33-
61807 and 33-66298 (including post-effective Amendment No.1 thereto (the "Post-Effective Amendment")) to be issued pursuant to an amendment to the Plans approved by the Registrant's Board of Directors on February 22, 1996 and May 8, 1996, and by the Registrant's Shareholders on May 8, 1996. Portions of Registration Statement Nos. 33-38217, 33-47967, 33-54757, 33-59914, 33-61807, 33-66298 and the Post-
Effective Amendment are incorporated herein by reference.

                           PART II

       INFORMATION REQUIRED IN REGISTRATION STATEMENT



Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents are hereby incorporated by reference in this Registration Statement:

          (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1995 filed on March 31, 1996;

          (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities
Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report referred to in (a) above;

          (c)  The description of the Registrant's Common
Stock contained in the Current Report on Form 8-K filed on January 11, 1996; and

          (d)  The description of the Registrant's Common
Stock contained in the Registration Statement on Form 10
(Registration No. 0-15160) filed with the Commission on November 12, 1986 under Section 12(g) of the Exchange Act, and any amendment or report filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

Item 4.        Not Applicable

Item 5.        Not Applicable

Item 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Incorporated herein by reference to the Post-Effective
Amendment on Form S-8, filed with the Commission on August
11, 1995 under Registration Statement No. 33-54757.

Item 7.        Not Applicable

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Item 8.  EXHIBITS

Exhibit
Number                   Description
- -------   ---------------------------------------
5.1       Opinion of Bogle & Gates P.L.L.C.

10.1      Amended 1992 Nonofficer Employee Stock
          Option Plan

10.2      Amended 1992 Option, Stock Appreciation
          Right, Restricted Stock, Stock Grant And
          Performance Unit Plan

10.3      Amended Nonemployee Director Stock Option
          Plan

10.4      Amended and Restated Incentive Savings and
          Stock Ownership Plan

23.1      Consent of KPMG Peat Marwick LLP

23.2 Consent of Bogle & Gates P.L.L.C. (included in opinion filed as Exhibit 5.1)

24.1      Power of Attorney (see signature page)

Item 9.  UNDERTAKINGS

A.    The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i)  To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933, as amended (the
"Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (A)(1)(i) and (A)(1)(ii) above do not apply if the registration statement is on Form S-8 or Form S-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     Undertakings pursuant to Regulation S-K Rule 512(b) and
(h) are incorporated by reference to Registration Statement
Nos. 33-38217, 33-47967, 33-54757, 33-59914, 33-61807, 33-
66298 and the Post-Effective Amendment.

                         SIGNATURES


    The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bothell, State of Washington, on this 25th day of July, 1996.

                              ADVANCED TECHNOLOGY
                              LABORATORIES, INC.

                                  /s/ Dennis C. Fill
                              By  ___________________
                                  Dennis C. Fill
                                  Chairman and Chief
                                  Executive Officer



    The Plan. Solely with respect to the Registrant's Incentive Savings and Stock Ownership Plan and pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bothell, State of Washington, on this 25th day of July, 1996.


                              INCENTIVE SAVINGS AND
                              STOCK OWNERSHIP PLAN

                                  /s/ Harvey N. Gillis
                              By  ________________________
                                  Harvey N. Gillis, Senior
                                  Vice President
                                  and Chief Financial Officer


                      POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints Dennis C. Fill and W. Brinton Yorks, Jr., and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments to the Registration Statements, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange
Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated on July 25, 1996.



           Signature            Title

        /s/ Dennis C. Fill      Chairman of the Board, Chief
       -------------------      Executive Officer
        Dennis C. Fill

       /s/ Harvey N. Gillis     Senior Vice President, Chief
       --------------------     Financial Officer (Principal
       Harvey N. Gillis         Financial Officer)

    /s/ Phillip M. Nudelman      Director
      ---------------------
  Phillip M. Nudelman, Ph.D.

   /s/ Kirby L. Cramer           Director
     ----------------------
        Kirby L. Cramer

   /s/ Harvey Feigenbaum         Director
     ----------------------
    Harvey Feigenbaum, M.D.

   /s/ Eugene A. Larson          Director
     ----------------------
       Eugene A. Larson

     /s/ John R. Miller          Director
     ----------------------
        John R. Miller

      /s/ Harry Woolf            Director
     ----------------------
      Harry Woolf, Ph.D.

  /s/ Richard S. Totorica        Vice President and Corporate
     ----------------------      Controller (Principal Accounting
      Richard S. Totorica        Officer)

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                      INDEX TO EXHIBITS

                                                      Sequentially
Exhibit                                                 Numbered
Number               Description                          Page
- -------   --------------------------------             ----------
5.1       Opinion of Bogle & Gates P.L.L.C.                7

10.1      Amended 1992 Nonofficer Employee Stock         8 - 21
          Option Plan

10.2      Amended 1992 Option, Stock Appreciation       22 - 37
          Right, Restricted Stock, Stock Grant And
          Performance Unit Plan

10.3      Amended Nonemployee Director Stock Option     38 - 41
          Plan

10.4      Amended and Restated Incentive Savings and    42 - 116
          Stock Ownership Plan

23.1      Consent of KPMG Peat Marwick LLP                117

23.2 Consent of Bogle & Gates P.L.L.C.(included in opinion filed as Exhibit 5.1)

24.1      Power of Attorney (see signature page)

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